EXHIBIT 4.1

                        GILMER FINANCIAL SERVICES, INC.

                        RECOGNITION AND RETENTION PLAN


      1. Plan Purpose. The purpose of the Plan is to promote the long-term interests of the Corporation and its stockholders by providing a means for attracting and retaining executive officers and directors of the Corporation and its Affiliates.

      2. Definitions. The following definitions are applicable to the Plan:

     "Award" - means the grant of Restricted Stock by the Committee, as provided in the Plan.

     "Affiliate" - means any "parent corporation" or "subsidiary corporation" of the Corporation, as such terms are defined in Section 424(e) and (f), respectively, of the Code.

     "Bank" - means Gilmer Savings Bank FSB, a savings institution and its predecessors and successors.

     "Code" - means the Internal Revenue Code of 1986, as amended.

     "Committee" - means the Committee referred to in Section 7 hereof.

     "Continuous Service" - means the absence of any interruption or termination of service as a director, advisory director, executive officer or employee of the Corporation or any Affiliate. Service shall not be considered interrupted in the case of sick leave, military leave or any other leave of absence approved by the Corporation or any Affiliate or in the case of transfers between payroll locations of the Corporation or between the Corporation, its subsidiaries or its successor.

     "Corporation"  -  means  Gilmer  Financial   Services,   Inc.,  a  Delaware
corporation.

     "ERISA" - means the Employee Retirement Income Security Act of 1974, as amended.

     "Non-Employee Director" - means a director who (i) is not currently an Employee; (ii) does not receive compensation from the Corporation or any Affiliate in any capacity other than as a director (except for an amount that does not exceed the dollar amount for which disclosure would be required pursuant to Item 404(a) of Regulation S-K; and (iii) does not possess an interest in any other transactions and is not engaged in a business relationship for which disclosure would be required pursuant to Items 404(a) or (b) of Regulation S-K.

     "Participant" - means any director, advisory director, executive officer or employee of the Corporation or any Affiliate who is selected by the Committee to receive an Award.

     "Plan" - means the Recognition and Retention Plan of the Corporation.

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



     "Restricted Period" - means the period of time selected by the Committee for the purpose of determining when restrictions are in effect under Section 3 hereof with respect to Restricted Stock awarded under the Plan.

     "Restricted Stock" - means Shares which have been contingently awarded to a Participant by the Committee subject to the restrictions referred to in Section 3 hereof, so long as such restrictions are in effect.

     "Shares" - means the common stock, par value $0.01 per share, of the Corporation.

      3. Terms and Conditions of Restricted Stock. The Committee shall have full and complete authority, subject to the limitations of the Plan and OTS regulations, to grant awards of Restricted Stock and, in addition to the terms and conditions contained in paragraphs (a) through (f) of this Section 3, to provide such other terms and conditions (which need not be identical among Participants) in respect of such Awards, and the vesting thereof, as the Committee shall determine.

            (a) At the time of an award of Restricted Stock, the Committee shall establish for each Participant a Restricted Period, during which or at the expiration of which, as the Committee shall determine and provide in the agreement referred to in paragraph (d) of this Section 3, the Shares awarded as Restricted Stock shall vest, and subject to any such other terms and conditions as the Committee shall provide, shares of Restricted Stock may not be sold, voted, assigned, transferred, pledged or otherwise encumbered by the
Participant,  except as  hereinafter  provided,  during the  Restricted  Period.
Except for such  restrictions,  and  subject to  paragraphs  (c) and (e) of this
Section 3 and Section 4 hereof, the Participant as owner of such shares shall have all the rights of a stockholder.

            No director who is not an employee of the Corporation shall be granted Awards with respect to more than 5% of the total shares subject to the Plan. All non-employee directors of the Corporation, in the aggregate, may not be granted Awards with respect to more than 30% of the total shares subject to the Plan and no individual shall be granted Awards with respect to more than 25% of the total shares subject to the Plan. No Awards shall begin vesting earlier than one year from the date the Plan is ratified by stockholders of the Corporation and no Awards shall vest at a rate in excess of 20% per year beginning from the date of grant. In the event Office of Thrift Supervision Regulations are amended (the "Amended Regulations") to permit shorter vesting periods, any Award made pursuant to this Plan, which Award is subject to the requirements of such Amended Regulations, may vest, at the sole discretion of the Committee, in accordance with such Amended Regulations.

            Subject to compliance with Office of Thrift Supervision Regulations, the Committee shall have the authority, in its discretion, to accelerate the time at which any or all of the restrictions shall lapse with respect thereto, or to remove any or all of such restrictions, whenever it may determine that such action is appropriate by reason of changes in applicable tax or other laws or other changes in circumstances occurring after the commencement of such Restricted Period.

            (b) If a Participant ceases to maintain Continuous Service for any reason (other than death or total or partial disability), unless the Committee shall otherwise determine, all Shares of Restricted Stock theretofore awarded to such Participant and which at the time of such termination of Continuous Service are subject to the restrictions imposed by paragraph (a) of this Section 3 shall upon such termination of Continuous Service be forfeited and returned to the Corporation. If a Participant ceases to maintain Continuous Service by reason of death or total or partial disability, Restricted Stock then still subject to restrictions imposed by paragraph (a) of this Section 3 will be free of those restrictions.

            (c) Each certificate in respect of Shares of Restricted Stock awarded under the Plan shall be registered in the name of the Participant and deposited by the Participant, together with a stock power endorsed in blank, with the Corporation and shall bear the following (or a similar) legend:

            "The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) contained in the Recognition and Retention Plan of Gilmer Financial Services, Inc. Copies of such Plan are on file in the offices of the Secretary of Gilmer Financial Services, Inc., 218 West Cass Street, Gilmer, Texas, 75644."

            (d) At the time of any Award, the Participant shall enter into an Agreement with the Corporation in a form specified by the Committee, agreeing to the terms and conditions of the Award and such other matters as the Committee, in its sole discretion, shall determine (the "Restricted Stock Agreement").

            (e) At the time of an award of shares of Restricted Stock, the Committee shall determine that the payment to the Participant of dividends declared or paid on such shares by the Corporation shall be deferred until the lapsing of the restrictions imposed under paragraph (a) of this Section 3, and shall be held by the Corporation for the account of the Participant until such time. There shall be credited at the end of each year (or portion thereof) interest on the amount of the account at the beginning of the year at a market rate per annum as the Committee, in its discretion, may determine. Payment of deferred dividends, together with interest accrued thereon, shall be made upon the earlier to occur of the lapsing of the restrictions imposed under paragraph
(a) of this Section 3 or upon death or disability of the Participant.

            (f) At the expiration of the restrictions imposed by paragraph (a) of this Section 3, the Corporation shall redeliver to the Participant (or where the relevant provision of paragraph (b) of this Section 3 applies in the case of a deceased Participant, to his legal representative, beneficiary or heir) the certificate(s) and stock power deposited with it pursuant to paragraph (c) of this Section 3 and the Shares represented by such certificate(s) shall be free of the restrictions referred to in paragraph (a) of this Section 3.

      4. Adjustments Upon Changes in Capitalization. In the event of any change in the outstanding Shares subsequent to the effective date of the Plan by reason of any reorganization, recapitalization, stock split, stock dividend, combination or exchange of shares, merger, consolidation or any change in the corporate structure or Shares of the Corporation, the maximum aggregate number and class of shares as to which Awards may be granted under the Plan and the number and class of shares with respect to which Awards have been granted under the Plan shall be appropriately adjusted by the Committee, whose determination shall be conclusive. Any shares of stock or other securities received, as a result of any of the foregoing, by a Participant with respect to Restricted Stock shall be subject to the same restrictions and the certificate(s) or other instruments representing or evidencing such shares or securities shall be legended and deposited with the Corporation in the manner provided in Section 3 hereof.

      5. Assignments and Transfers. No Award nor any right or interest of a Participant under the Plan in any instrument evidencing any Award under the Plan may be assigned, encumbered or transferred except, in the event of the death of a Participant, by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined in the Code or Title I of ERISA or the rules thereunder.

      6.  Administration.   The  Plan  shall  be  administered  by  a  Committee
consisting of two or more members, each of whom shall be (i) a Non-Employee Director and (ii) an "outside director" as set forth in Section 162(m) of the Code and defined in the regulations promulgated thereunder. The members of the Committee shall be appointed by the Board of Directors of the Corporation. Except as limited by the express provisions of the Plan, the Committee shall have sole and complete authority and discretion to (i) select Participants and grant Awards; (ii) determine the number of shares to be subject to types of Awards generally, as well as to individual Awards granted under the Plan; (iii) determine the terms and conditions upon which Awards shall be granted under the Plan; (iv) prescribe the form and terms of instruments evidencing such grants; and (v) establish from time to time regulations for the administration of the Plan, interpret the Plan, and make all determinations deemed necessary or advisable for the administration of the Plan.

      A majority of the Committee shall constitute a quorum, and the acts of a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by a majority of the Committee without a meeting, shall be acts of the Committee.

      7. Shares  Subject to Plan.  Subject to  adjustment  by the  operation  of
Section 4 hereof, the maximum number of Shares with respect to which Awards may be made under the Plan is 4% of the total Shares issued in the Bank's conversion to stock form. The shares with respect to which Awards may be made under the Plan may be either authorized and unissued shares or issued shares reacquired and held as treasury shares. An Award shall not be considered to have been made under the Plan with respect to Restricted Stock which is forfeited and new Awards may be granted under the Plan with respect to the number of Shares as to which such forfeiture has occurred.

      8. Employee Rights Under the Plan. No director, officer or employee shall have a right to be selected as a Participant nor, having been so selected, to be selected again as a Partici pant and no director, officer, employee or other person shall have any claim or right to be granted an Award under the Plan or under any other incentive or similar plan of the Corporation or any

Affiliate. Neither the Plan nor any action taken thereunder shall be construed as giving any employee any right to be retained in the employ of the Corporation, the Bank or any Affiliate.

      9. Withholding Tax. Upon the termination of the Restricted Period with respect to any shares of Restricted Stock (or at any such earlier time, if any, that an election is made by the Participant under Section 83(b) of the Code, or any successor provision thereto, to include the value of such shares in taxable income), the Corporation shall have the right to withhold from any payment or distribution made under this Plan sufficient Shares or withhold sufficient cash to cover any applicable withholding and employment taxes. The Corporation shall have the right to deduct from all dividends paid with respect to shares of Restricted Stock the amount of any taxes which the Corporation is required to withhold with respect to such dividend payments. No discretion or choice shall be conferred upon any Participant with respect to the form, timing or method of any such tax withholding.

      10. Amendment or Termination. The Board of Directors of the Corporation may amend, suspend or terminate the Plan or any portion thereof at any time; provided, however, that no such amendment, suspension or termination shall impair the rights of any Participant, without his consent, in any Award previously made pursuant to the Plan.

      11. Term of Plan. The Plan shall become effective upon its approval by the stockholders of the Corporation. It shall continue in effect for a term of ten years unless sooner terminated under Section 10 hereof.

      12. Initial Grants. By, and simultaneously with, the approval of this Plan by the stockholders of the Corporation, each member of the Board of Directors of the Corporation at the time of the Bank's conversion to stock form who is not a full-time Employee, is hereby granted an Award equal to 0.2% of the shares issued in the mutual to stock conversion of the Bank. Each such Award shall be evidenced by a Restricted Stock Agreement in a form approved by the Board of Directors and shall be subject in all respects to the terms and conditions of this Plan, which are controlling. All Awards of Restricted Stock granted pursuant to this Section 12 shall be rounded down to the nearest whole share to the extent necessary to ensure that no shares of Restricted Stock representing fractional shares are issued. Except as provided in this paragraph 12, each of the Awards granted hereunder shall vest in five equal installments, with the first installment vesting on the one-year anniversary of the date of stockholder approval of the Plan and each additional installment vesting ratably over the next four twelve-month periods. Awards which are not vested shall be subject to such Director maintaining Continuous Service with the Bank; provided, however, no Plan Shares shall be earned in any fiscal year in which the Bank fails to meet all of its fully phased-in capital requirements.

                                                                     EXHIBIT 4.2



                        GILMER FINANCIAL SERVICES, INC.

                        RECOGNITION AND RETENTION PLAN

                          RESTRICTED STOCK AGREEMENT


RS No. ________

      Shares of Restricted Stock are hereby awarded on October 12, 1995 by Gilmer Financial Services, Inc. (the "Corporation"), to _____________________ (the "Grantee"), in accordance with the following terms and conditions, and the conditions contained in the Gilmer Financial Services, Inc. Recognition and Retention Plan (the "Plan"):

      1. Share Award. The Corporation hereby awards the Grantee ________ shares (the "Shares") of Common Stock, par value $.01 per share ("Common Stock"), of the Corporation pursuant to the Plan, as the same may from time to time be amended, and upon the terms and conditions and subject to the restrictions therein and hereinafter set forth. A copy of the Plan as currently in effect is incorporated herein by reference and is attached hereto.

      2. Restrictions on Transfer and Restricted Period. During the period (the "Restricted Period") commencing on October 12, 1995 (the "Commencement Date") and terminating on October 12, 2000, the Shares may not be sold, assigned, transferred, pledged, or otherwise encumbered by the Grantee, except as hereinafter provided.

      The Shares will vest at a rate of 20% of the initial award per year of Continuous Service (as defined in the Plan) commencing on October 12, 1996 pursuant to the following schedule:

                                                   Amount
                                                   of Initial
            Date of Vesting                     Award Vested

            October 12, 1996                         20%
            October 12, 1997                         20%
            October 12, 1998                         20%
            October 12, 1999                         20%
            October 12, 2000                         20%

      Subject to compliance with the Office of Thrift Supervision Regulations, the Committee referred to in Section 6 of the Plan or its successor (the "Committee") shall have the authority, in its discretion, to accelerate the time at which any or all of the restrictions shall lapse with respect to any Shares thereto, or to remove any or all of such restrictions, whenever the Committee may determine that such action is appropriate by reason of changes in applicable tax or other laws, or other changes in circumstances occurring after the commencement of the Restricted Period.

      3. Termination of Service. Except as provided in Section 8 below, if the Grantee ceases to maintain "Continuous Service" (as defined in the Plan as in effect on the date of the award of the Shares) for any reason (other than death, or total or partial disability), all shares which at the time of such termination of Continuous Service are subject to the restrictions imposed by
Section 2 above shall upon such termination of Continuous Service be forfeited to the Corporation. If the Grantee ceases to maintain "Continuous Service" (as defined in the Plan as in effect on the date of the award of shares) by reason of death, or total or partial disability, the Shares then still subject to restrictions imposed by Section 2 will be free of those restrictions.

      4. Certificates for the Shares. The Corporation shall issue five certificates in the name of the Grantee, each in respect of 20% of the Shares, and shall hold such certificates on deposit for the account of the Grantee until the expiration of the Restricted Period with respect to the Shares represented thereby. Such certificates shall bear the following legend:

            "The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) contained in the Recognition and Retention Plan of Gilmer Financial Services, Inc. Copies of such Plan are on file in the offices of the Secretary of Gilmer Financial Services, Inc., 218 West Cass Street, Gilmer, Texas 75644.

      The Grantee further agrees that simultaneously with the execution of this Agreement, the Grantee shall execute five stock powers in favor of the Corporation with respect to the Shares and that the Grantee shall promptly deliver such stock powers to the Corporation.

      5. Grantee's Rights. Except as otherwise provided herein, the Grantee, as owner of the Shares, shall have all rights of a stockholder. During the Restricted Period, the Grantee shall not himself vote such Shares as to which the Restricted Period has not yet lapsed or expired (the "Restricted Shares"). The Grantee hereby appoints a trust officer of First Bankers Trust Company, N.A., Quincy, Illinois to vote all Restricted Shares, in his or her sole discretion, at any annual and special meetings of the stockholders of the Corporation and at any continuations and adjournments of such meetings, upon any matters coming before such meetings or adjournments. The Grantee agrees that he shall from time to time appoint such other person or persons to vote the Restricted Shares as the Committee in its sole discretion may designate. The Grantee further agrees that with respect to Restricted Shares, he shall grant no proxy to vote such shares except pursuant to this Section 5 of this Agreement, nor shall he revoke any proxy granted pursuant to this Section 5 except with the consent of the Committee.

      Dividends, if any, paid on the Restricted Shares shall be held by the Corporation for the account of the Grantee. All such withheld dividends shall earn interest at an annual rate determined by the Committee.

      6. Expiration of Restricted Period. Upon the lapse or expiration of the Restricted Period with respect to a portion of the Shares, the Corporation shall deliver to the Grantee (or in the case of a deceased Grantee, to his legal representative) the certificate in respect of such shares and the related stock power held by the Corporation pursuant to Section 4 above. The Shares as to which the Restricted Period shall have lapsed or expired shall be free of the restrictions referred to in Section 2 above and such certificate shall not bear the legend provided for in Section 4 above.

      7. Adjustments for Changes in Capitalization of the Corporation. In the event of any change in the outstanding shares of Common Stock by reason of any reorganization, recapitalization, stock split, stock dividend, combination or exchange of shares, merger, consolidation, or any change in the corporate structure of the Corporation or in the shares of Common Stock, the number and class of shares covered by this Agreement shall be appropriately adjusted by the Committee, whose determination shall be conclusive. Any shares of Common Stock or other securities received, as a result of the foregoing, by the Grantee with respect to Shares subject to the restrictions contained in Section 2 above also shall be subject to such restrictions and the certificate or other instruments representing or evidencing such shares or securities shall be legended and deposited with the Corporation in the manner provided in Section 4 above.

      8. Delivery and Registration of Shares of Common Stock. The Corporation's obligation to deliver shares of Common Stock hereunder shall, if the Committee so requests, be conditioned upon the receipt of a representation as to the investment intention of the Grantee or any other person to whom such shares are to be delivered, in such form as the Committee shall determine to be necessary or advisable to comply with the provisions of the Securities Act of 1933, as amended, or any other Federal, state or local securities legislation or regulation. It may be provided that any representation requirement shall become inoperative upon a registration of such shares or other action eliminating the necessity of such representation under such Securities Act or other securities regulation. The Corporation shall not be required to deliver any shares under the Plan prior to (i) the admission of such shares to listing on any stock exchange on which the shares of Common Stock may then be listed, and (ii) the completion of such registration or other qualification of such shares under any state or federal law, rule or regulation, as the Committee shall determine to be necessary or advisable.

      9. Plan and Plan Interpretations as Controlling. The Shares hereby awarded and the terms and conditions herein set forth are subject in all respects to the terms and conditions of the Plan, which are controlling. All determinations and interpretations of the Committee shall be binding and conclusive upon the Grantee or his legal representatives with regard to any question arising hereunder or under the Plan.

      10. Grantee Service. Nothing in this Agreement shall limit the right of the Corporation or any of its Affiliates to terminate the Grantee's service as a director, officer or employee, or otherwise impose upon the Corporation or any of its Affiliates any obligation to employ or accept the services of the Grantee.

      11. Withholding and Social Security Taxes. Upon the termination of the Restricted Period with respect to any Shares (or any such earlier time, if any, that an election is made under Section 83(b) of the Code, or any successor provision thereto, to include the value of such Shares in taxable income), the Corporation shall have the right to withhold from the Grantee's compensation an amount sufficient to fulfill its or its Affiliate's obligations for any applicable withholding and employment taxes. Alternatively, the Corporation may require the Grantee to pay the Corporation the amount of any taxes which the Corporation is required to withhold with respect to the Shares, or, in lieu thereof, to retain or sell without notice a sufficient number of Shares to cover the amount required to be withheld. The Corporation shall withhold from any cash dividends paid on the Restricted Stock an amount sufficient to cover taxes owed as a result of the dividend payment. The Corporation's method of satisfying its withholding obligations shall be solely in the discretion of the Corporation, subject to applicable federal, state and local laws.

      12. Grantee Acceptance. The Grantee shall signify his acceptance of the terms and conditions of this Agreement by signing in the space provided below and signing the attached stock powers and returning a signed copy thereof and of the attached stock powers to the Corporation. IF A FULLY EXECUTED COPY HEREOF AND THE ATTACHED STOCK POWERS HAVE NOT BEEN RECEIVED BY THE CORPORATION BY DECEMBER 31, 1996, THE CORPORATION MAY REVOKE THIS AWARD, AND AVOID ALL OBLIGATIONS UNDER THIS AGREEMENT.

      IN WITNESS WHEREOF, the parties hereto have caused this RESTRICTED STOCK AGREEMENT to be executed as of the date first above written.

                              GILMER FINANCIAL SERVICES, INC.




                              By:   ___________________________________




                              ACCEPTED:



                                    -----------------------------------
                                    ---------------------

                                    -----------------------------------
                                    (Street Address)

                                    -----------------------------------
                                    (City, State & Zip Code)

                                  STOCK POWER


      For value received, I hereby sell, assign, and transfer to Gilmer Financial Services, Inc. (the "Corporation") ____ shares of the capital stock of the Corporation, standing in my name on the books and records of the aforesaid Corporation, represented by Certificate No. _________, and do hereby irrevocably constitute and appoint the Secretary of the Corporation attorney, with full power of substitution, to transfer this stock on the books and records of the aforesaid Corporation.



                                    -------------------------------
                                    ---------------------



Dated:


------------------------------

In the presence of:



------------------------------

                                  STOCK POWER


      For value received, I hereby sell, assign, and transfer to Gilmer Financial Services, Inc. (the "Corporation") _____ shares of the capital stock of the Corporation, standing in my name on the books and records of the aforesaid Corporation, represented by Certificate No. _________, and do hereby irrevocably constitute and appoint the Secretary of the Corporation attorney, with full power of substitution, to transfer this stock on the books and records of the aforesaid Corporation.



                                    -------------------------------
                                    ---------------------



Dated:


------------------------------

In the presence of:



------------------------------

                                  STOCK POWER


      For value received, I hereby sell, assign, and transfer to Gilmer Financial Services, Inc. (the "Corporation") _____ shares of the capital stock of the Corporation, standing in my name on the books and records of the aforesaid Corporation, represented by Certificate No. _________, and do hereby irrevocably constitute and appoint the Secretary of the Corporation attorney, with full power of substitution, to transfer this stock on the books and records of the aforesaid Corporation.



                                    -------------------------------
                                    ---------------------


Dated:


------------------------------

In the presence of:



------------------------------

                                  STOCK POWER


      For value received, I hereby sell, assign, and transfer to Gilmer Financial Services, Inc. (the "Corporation") _____ shares of the capital stock of the Corporation, standing in my name on the books and records of the aforesaid Corporation, represented by Certificate No. _________, and do hereby irrevocably constitute and appoint the Secretary of the Corporation attorney, with full power of substitution, to transfer this stock on the books and records of the aforesaid Corporation.



                                    -------------------------------
                                    ---------------------


Dated:


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In the presence of:



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                                     SP-4

                                  STOCK POWER


      For value received, I hereby sell, assign, and transfer to Gilmer Financial Services, Inc. (the "Corporation") _____ shares of the capital stock of the Corporation, standing in my name on the books and records of the aforesaid Corporation, represented by Certificate No. _________, and do hereby irrevocably constitute and appoint the Secretary of the Corporation attorney, with full power of substitution, to transfer this stock on the books and records of the aforesaid Corporation.



                                    -------------------------------
                                    ---------------------


Dated:


------------------------------

In the presence of:



------------------------------

                                     SP-5